UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2018 (February 22, 2018)

 _________________

STELLAR ACQUISITION III INC.

(Exact name of registrant as specified in its charter)

Republic of Marshall Islands	001-37862	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

90 Kifissias Avenue, Maroussi Athens, Greece	15125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +30 210 876-4858

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Sponsor Promissory Notes

On February 23, 2018, Stellar Acquisition III Inc. (the “Company”) issued unsecured promissory notes (the “Sponsor Notes”) in the aggregate amount of $167,100 to affiliates of Mr. Prokopios (Akis) Tsirigakis, the Company’s Chairman of the Board, co-Chief Executive Officer and President, and affiliates of Mr. George Syllantavos, the Company’s co-Chief Executive Officer, Chief Financial Officer, Secretary and Director (such affiliates collectively, the “Sponsors”).

The Sponsor Notes bear no interest and are repayable in full upon consummation of the Company’s initial business combination. The Sponsors have the option to convert any unpaid balance of the Notes into warrants exercisable for shares of the Company’s common stock, based on a conversion price of $0.50 per warrant. The terms of any such warrants shall be identical to the terms of the warrants issued pursuant to the private placement that was consummated by the Company in connection with the Company’s initial public offering.

Phunware Promissory Note

On February 22, 2018, the Company also issued an unsecured promissory note (the “Phunware Note” and, collectively with the Sponsor Notes, the “Notes”) in the principal amount of $201,268 to Phunware, Inc., a Delaware corporation (“Phunware”), in connection with and in anticipation of, the Company and Phunware executing and delivering a definitive agreement and plan of merger (the “Merger Agreement”) for the Company’s initial business combination with Phunware (the “Transaction”). The Phunware Note bears no interest.

As disclosed in the Company’s Form 8-K filed on February 28, 2018, the Company and Phunware executed and delivered the Merger Agreement on February 27, 2018. As a result of the Company and Phunware entering into the Merger Agreement, the principal balance of the Phunware Note shall be due and payable in accordance with its terms on the earliest of (i) the consummation of the Transaction pursuant to the terms of the Merger Agreement, in which case, the Phunware Note shall be paid by increasing the consideration payable to the Phunware security holders, (ii) the date that the Company consummates its initial business combination and (iii) the liquidation of the Company (subject to the waiver against trust limitations).

The issuances of the Notes were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

A form of the Sponsor Notes and a copy of the Phunware Note are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The disclosure set forth in this Item 2.03 is intended to be a summary only and is qualified in its entirety by reference to the Notes.

Extension of Deadline to Consummate Initial Business Combination

In connection with the issuances of the Notes, the Sponsors deposited an aggregate of $368,368, including $201,268 from the proceeds of the Phunware Note, into the Company’s trust account (the “Trust Account”) and the Company also instructed the trust agent to apply $34,168 of interest earned on the funds in the Trust Account and available for withdrawal toward the principal held in the Trust Account, representing an aggregate of $402,536, or $0.058 per public share, as described in the prospectus filed by the Company in connection with the Company’s initial public offering. As a result, the period of time the Company has to consummate a business combination has been extended by three months to May 24, 2018.

Item 8.01 Other Events

A copy of the press release issued by the Company on February 27, 2018 announcing the extension of the period of time the Company has to consummate a business combination is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Description
10.1	Form of Sponsor Promissory Note
10.2	Promissory Note issued to Phunware, Inc.
99.1	Press Release dated as of February 27, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2018

STELLAR ACQUISITION III INC.

By:	/s/ Prokopios (Akis) Tsirigakis
Name: Prokopios (Akis) Tsirigakis
Title: co-Chief Executive Officer

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